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                                                                 EXHIBIT (10)(a)

[SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]

                 CONSENT OF SUTHERLAND AND ASBILL & BRENNAN LLP


    We hereby consent to the reference to our name under the caption "Legal Matters" in the Prospectus filed as part of Post-Effective Amendment No. 13 to Form N-4 (File No. 33-45380) for ML of New York Variable Annuity Separate Account B of Merrill Lynch Life Insurance Company. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.


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
                                        /s/ SUTHERLAND ASBILL & BRENNAN LLP
                                     -----------------------------------------
                                          Sutherland Asbill & Brennan LLP
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Washington, D.C.

April 15, 1999